Exhibit 99.1

News Release
Date: October 26, 2010 Nalco Reports Strong Third Quarter 2010 Financial Results	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Lisa Curran 630 305 1475 llcurran@nalco.com

•	Accelerated top line growth, up 14 percent

•	BRIC+ and technology investments setting stage for more profitable growth

•	2010 earnings outlook raised

(Naperville, Illinois) — Nalco (NYSE: NLC), providing essential expertise for water, energy and air, generated sales that were the second highest third-quarter revenues in Company history, as the Company moved toward full recovery from recession impacts.

For the quarter ended September 30, 2010, revenue increased 14 percent, 13 percent organically, to $1.09 billion, with double digit organic growth rates achieved in all three segments. Diluted earnings per share (EPS) were 42 cents – on net earnings of $59 million – and more than double the year-ago 20 cents. Adjusted EPS was 42 cents in the third quarter of 2010 compared to 31 cents in the prior-year third quarter after adding back unusual items (See Attachment 7). Adjusted EBITDA was $196 million compared with $190 million in the third quarter of 2009. Current year adjusted EBITDA results benefited from growth, productivity programs and an incentive adjustment, while the third quarter of 2009 included substantial onetime savings not repeated in 2010.

“Our strong top-line growth is more evidence that we remain on track toward delivering a sustainable revenue growth rate of 6-8 percent by continuing to invest in growth strategies like BRIC+ and new technology,” said Chairman and Chief Executive Officer Erik Fyrwald.

Energy, Paper and Water Services segments increased sales organically by 18, 11, and 10 percent, respectively. By industry, revenue growth was strongest in Upstream Energy, Paper, Chemical, Power, Primary Metals, and Mining.

Geographically, respective nominal and organic percentage sales growth were as follows: North America (+18, +17), Asia (+18, +12), Latin America (+14 +9), and Europe, Africa and Middle East (+3, +8). BRIC+ growth was more than 40 percent nominally, reflecting continued benefits from the Company’s aggressive growth strategy for these key markets.

NALCO COMPANY

Maintaining that growth going into 2011 and beyond has required higher levels of investment in field staffing and other operating costs, dampening current period profitability.

Gross profit margin of 44.7 percent, down from 47.2 percent in third quarter 2009, reflects the combination of weak economic recovery in mature markets and competitive pressures which limited price recovery of raw material costs.

Free Cash Flow was $66 million in the quarter, reflecting improved cash earnings and continued focus on working capital. The third-quarter tax rate of 38 percent contributes to a full-year tax rate expectation of 36 to 37 percent on an adjusted basis. (See Attachment 8)

Year-to-date Results and 2010 Expectations

Year-to-date revenues increased 14 percent (11 percent organically) to $3.1 billion, with organic sales in Energy, Paper and Water up 18, 9 and 7 percent, respectively. Excluding dispersants, Energy Services organic sales were up 9 percent and total Company sales increased 8 percent organically. Year-to-date EPS is $1.01 compared to the year-ago 16 cents. Adjusted EPS – adding back restructuring and unusual items – is $1.15 per share from the year-earlier 61 cents per share. Adjusted EBITDA is up 19 percent year-to-date to $559 million, gross profit margin is up 10 basis points to 45.4 percent, and Free Cash Flow stands at $111 million.

Given these results, Nalco increased its earnings outlook for 2010. Adjusted EBITDA and adjusted EPS are now expected to exceed $740 million and $1.50, up from $735 million and $1.40, respectively. The Company continues to expect Free Cash Flow to exceed $150 million.

“We are pleased with the progress we are making in BRIC+ and other target geographies and market segments while working to maintain the proper balance of profitability and growth,” Fyrwald said. “We will continue to build on our aggressive Water and Energy Services strategies and remain committed to delivering profitable growth and solid Free Cash Flow.”

Conference Call/Webcast

Nalco will discuss third-quarter 2010 results in a conference call and audio-only Webcast to be held on Wednesday, Oct. 27 at 10 a.m. ET. Information on the conference call and Webcast is available on our website at www.nalco.com/investors.

About Nalco

Nalco is the world’s largest sustainability services company focused on industrial water, energy and air applications; delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. Nalco is a member of the Dow Jones Sustainability Indexes. More than 11,500 Nalco employees operate in 150 countries supported by a comprehensive

NALCO COMPANY

network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2009, Nalco achieved sales of more than $3.7 billion. For more information visit www.nalco.com.

Follow us on Twitter at www.twitter.com/Nalco_News and www.twitter.com/NalcoCompany.

Non-GAAP Financial Measures

Several non-GAAP measures are discussed in today’s press release. Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to this press release, which may also be found at www.nalco.com. EBITDA is a non-GAAP measure used by management as an internal operating metric and for enterprise valuation purposes. Adjusted EBITDA is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to net earnings is included in Attachment 5. Free Cash Flow is reconciled on Attachment 6 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Noncontrolling Interest charges. Adjusted EPS is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to reported EPS as shown on Nalco’s Statement of Operations is included in Attachment 7. Adjusted Effective Tax Rate is defined as the income tax provision excluding the tax expense (benefit) of specified transactions, divided by earnings before income taxes excluding the earnings (loss) before income taxes attributable to those specified transactions. It is reconciled to the actual effective tax rate on Attachment 8. In addition, Nalco may discuss sales growth in terms of nominal (actual), organic (nominal less foreign currency and acquisition/divestiture/merger/joint venture/perimeter impacts), and real (organic growth less that portion of the growth which consists of price increases that simply pass along higher purchased material and freight costs). The non-GAAP measures should not be viewed as alternatives to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

This news release includes forward-looking statements concerning the Company’s financial results and outlook for 2010, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company in its most recent filing on Form 10-K and other Securities and Exchange Commission filings. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Attachments

1.	Condensed Consolidated Balance Sheets (Unaudited)
2.	Condensed Consolidated Statements of Operations (Unaudited)
3.	Condensed Consolidated Statements of Cash Flows (Unaudited)
4.	Segment Information (Unaudited)
5.	EBITDA (Unaudited)
6.	Free Cash Flow (Unaudited)
7.	Earnings Per Share Data (Unaudited)
8.	Adjusted Effective Income Tax Rate (Unaudited)

Nalco Holding Company and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in millions)

	(Unaudited) September 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$175.0	$127.6
Accounts receivable, less allowances of $20.1 in 2010 and $17.8 in 2009	759.6	681.2
Inventories:
Finished products	282.7	232.6
Materials and work in process	91.6	81.2

	374.3	313.8
Prepaid expenses, taxes and other current assets	193.9	122.2

Total current assets	1,502.8	1,244.8

Property, plant, and equipment, net	700.7	678.1
Intangible assets:
Goodwill	1,847.7	1,800.0
Other intangibles, net	1,033.6	1,055.9
Other assets	170.6	186.0

Total assets	$5,255.4	$4,964.8

Liabilities and equity
Current liabilities:
Accounts payable	$341.9	$315.4
Short-term debt	110.4	229.8
Other current liabilities	404.1	380.6

Total current liabilities	856.4	925.8

Other liabilities:
Long-term debt	2,821.7	2,714.3
Deferred income taxes	305.9	202.9
Accrued pension benefits	392.8	418.1
Other liabilities	218.9	212.1

Equity:
Nalco Holding Company shareholders’ equity	628.1	471.6
Noncontrolling interest	31.6	20.0

Total equity	659.7	491.6

Total liabilities and equity	$5,255.4	$4,964.8

ATTACHMENT 1

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(dollars in millions, except per share amounts)

	Three Months ended September 30, 2010	Three Months ended September 30, 2009	Nine Months ended September 30, 2010	Nine Months ended September 30, 2009
Net sales	$1,088.3	$957.0	$3,131.5	$2,738.5
Operating costs and expenses:
Cost of product sold	602.2	505.4	1,709.3	1,497.5
Selling, administrative and research expenses	316.1	317.4	950.5	899.2
Amortization of intangible assets	10.8	12.3	32.2	35.6
Restructuring expenses	(0.3)	2.7	1.9	46.9

Total operating costs and expenses	928.8	837.8	2,693.9	2,479.2

Operating earnings	159.5	119.2	437.6	259.3

Other income (expense), net	(2.8)	(0.7)	(20.3)	(12.2)
Interest income	0.8	0.8	3.7	2.9
Interest expense	(59.1)	(65.4)	(176.2)	(188.9)

Earnings before income taxes	98.4	53.9	244.8	61.1

Income tax provision	37.5	24.4	100.9	34.2

Net earnings	60.9	29.5	143.9	26.9

Less: Net earnings attributable to noncontrolling interests	2.0	1.5	3.1	4.9

Net earnings attributable to Nalco Holding Company	$58.9	$28.0	$140.8	$22.0

Net earnings per share attributable to Nalco Holding Company common shareholders:
Basic	$0.43	$0.20	$1.02	$0.16

Diluted	$0.42	$0.20	$1.01	$0.16

Weighted-average shares outstanding (millions):
Basic	138.3	138.2	138.3	138.2

Diluted	139.4	138.7	139.3	138.5

Cash dividends declared per share	$0.035	$0.035	$0.105	$0.105

ATTACHMENT 2

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Nine Months ended September 30, 2010	Nine Months ended September 30, 2009
Operating activities
Net earnings	$143.9	$26.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	92.0	106.9
Amortization	32.2	35.6
Amortization of deferred financing costs	9.1	8.1
Loss on early extinguishment of debt	—	16.4
Other, net	54.0	18.4
Changes in operating assets and liabilities	(115.5)	237.8

Net cash provided by operating activities	215.7	450.1

Investing activities
Additions to property, plant, and equipment, net	(101.4)	(70.8)
Business purchases	(33.6)	(23.7)
Other, net	1.6	(1.3)

Net cash used for investing activities	(133.4)	(95.8)

Financing activities
Cash dividends	(14.5)	(14.5)
Changes in short-term debt, net	(128.9)	(123.2)
Proceeds from long-term debt	125.9	1,239.3
Repayments of long-term debt	(0.1)	(1,216.0)
Redemption premium on early extinguishment of debt	—	(9.2)
Deferred financing costs	(1.2)	(53.9)
Other, net	(4.1)	(4.3)

Net cash used for financing activities	(22.9)	(181.8)
Effect of exchange rate changes on cash and cash equivalents	(12.0)	7.2

Increase in cash and cash equivalents	47.4	179.7
Cash and cash equivalents at beginning of period	127.6	61.8

Cash and cash equivalents at end of period	$175.0	$241.5

ATTACHMENT 3

Nalco Holding Company and Subsidiaries

Segment Information

(Unaudited)

(dollars in millions)

Net sales by reportable segment were as follows:

	Three Months ended September 30, 2010	Three Months ended September 30, 2009	Nine Months ended September 30, 2010	Nine Months ended September 30, 2009
Water Services	$471.3	$425.6	$1,320.3	$1,191.8
Paper Services	194.4	175.7	554.3	498.0
Energy Services	422.6	355.7	1,256.9	1,048.7

Net sales	$1,088.3	$957.0	$3,131.5	$2,738.5

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings before income taxes:

	Three Months ended September 30, 2010	Three Months ended September 30, 2009	Nine Months ended September 30, 2010	Nine Months ended September 30, 2009
Segment direct contribution:
Water Services	$94.8	$96.6	$258.8	$221.6
Paper Services	32.9	34.5	91.7	79.9
Energy Services	98.5	82.2	303.3	234.6

Total segment direct contribution	226.2	213.3	653.8	536.1

Expenses not allocated to segments:
Administrative expenses	56.2	79.1	182.1	194.3
Amortization of intangible assets	10.8	12.3	32.2	35.6
Restructuring expenses	(0.3)	2.7	1.9	46.9

Operating earnings	159.5	119.2	437.6	259.3
Other income (expense), net	(2.8)	(0.7)	(20.3)	(12.2)
Interest income	0.8	0.8	3.7	2.9
Interest expense	(59.1)	(65.4)	(176.2)	(188.9)

Earnings before income taxes	$98.4	$53.9	$244.8	$61.1

ATTACHMENT 4

Nalco Holding Company and Subsidiaries

EBITDA

(Unaudited)

(dollars in millions)

	Three Months ended September 30, 2010	Three Months ended September 30, 2009	Nine Months ended September 30, 2010	Nine Months ended September 30, 2009
Net earnings attributable to Nalco Holding Company	$58.9	$28.0	$140.8	$22.0
Income tax provision	37.5	24.4	100.9	34.2
Interest expense, net of interest income	58.3	64.6	172.5	186.0
Depreciation	30.9	37.5	92.0	106.9
Amortization	10.8	12.3	32.2	35.6

EBITDA	196.4	166.8	538.4	384.7
Restructuring expenses	(0.3)	2.7	1.9	46.9
Pension settlement loss	—	20.6	—	20.6
Foreign exchange loss from devaluation of Venezuelan bolivar fuerte	—	—	18.4	—
Loss on early extinguishment of debt	—	—	—	16.4

Adjusted EBITDA	$196.1	$190.1	$558.7	$468.6

ATTACHMENT 5

Nalco Holding Company and Subsidiaries

Free Cash Flow

(Unaudited)

(dollars in millions)

	Three Months ended September 30, 2010	Three Months ended September 30, 2009	Nine Months ended September 30, 2010	Nine Months ended September 30, 2009
Net cash provided by operating activities	$111.6	$165.0	$215.7	$450.1
Net earnings attributable to noncontrolling interests	(2.0)	(1.5)	(3.1)	(4.9)
Additions to property, plant, and equipment, net	(43.6)	(29.7)	(101.4)	(70.8)

Free cash flow	$66.0	$133.8	$111.2	$374.4

ATTACHMENT 6

Nalco Holding Company and Subsidiaries

Earnings Per Share Data

(Unaudited)

	Three Months ended September 30, 2010	Three Months ended September 30, 2009	Nine Months ended September 30, 2010	Nine Months ended September 30, 2009
Adjusted earnings per share attributable to Nalco Holding Company*	$0.42	$0.31	$1.15	$0.61
Restructuring expenses, net of tax	—	(0.02)	(0.01)	(0.29)
Pension settlement loss, net of tax	—	(0.09)	—	(0.09)
Foreign exchange loss from devaluation of Venezuelan bolivar fuerte, net of tax	—	—	(0.10)	—
Loss on early extinguishment of debt, net of tax	—	—	—	(0.07)
Deferred tax adjustment for reduced tax deductibility of postretirement prescription drug benefits	—	—	(0.02)	—
Diluted net earnings per share attributable to Nalco Holding Company, as reported	$0.42	$0.20	$1.01	$0.16

*	Excludes after-tax impacts of restructuring expenses, pension settlement loss, foreign exchange loss from devaluation of Venezuelan bolivar fuerte, loss on early extinguishment of debt, and deferred tax adjustment for reduced tax deductibility of postretirement prescription drug benefits.

ATTACHMENT 7

Nalco Holding Company and Subsidiaries

Adjusted Effective Income Tax Rate

(Unaudited)

(dollars in millions)

	Three Months ended September 30, 2010
	Earnings before IncomeTaxes	Income Tax Provision	Effective Income Tax Rate
As reported	$98.4	$37.5	38.1%
Less:
Restructuring expenses	0.3	—

As adjusted	$98.1	$37.5	38.2%

	Nine Months ended September 30, 2010
	Earnings before IncomeTaxes	Income Tax Provision	Effective Income Tax Rate
As reported	$244.8	$100.9	41.2%
Less:
Restructuring expenses	(1.9)	0.1
Foreign exchange loss from devaluation of Venezuelan bolivar fuerte, net of tax	(18.4)	(4.2)
Deferred tax adjustment for reduced tax deductibility of postretirement prescription drug benefits	—	2.6

As adjusted	$265.1	$102.4	38.6%

ATTACHMENT 8